FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FUSION ADDS ADDITIONAL 150,000 SUBSCRIBERS
IN LESS THAN 2 WEEKS

Efonica Customers Now Exceed 250,000 in Less Than 45 Days

NEW YORK, July 31, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global VoIP service provider, today announced that it has added an additional 150,000 subscribers to its new Efonica service in the last two weeks, increasing the number of subscribers to 250,000 in less than 45 days since its launch.

Efonica offers consumers the ability to call each other for free using their existing landline or mobile telephone numbers. Calls can be made to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter), connected to either a wireless, broadband or dial-up Internet connection. The service was introduced simultaneously with Fusion’s patent-pending Worldwide Internet Area CodeTM, which combined with a subscriber’s existing telephone number, further simplifies the process of making a call. Consumers subscribe to Efonica by visiting www.efonica.com and completing a free and easy registration process.

“The rapid increase in subscribers, well ahead of our most optimistic forecasts, demonstrates the large unmet need for innovative VoIP services such as those provided by Efonica,” said Matthew Rosen, President and CEO of Fusion. “Now that we are building a rapidly growing installed base of customers, we will be concentrating on marketing our value added paid services in order to drive revenue growth.”

The Company believes that the value of Fusion will be enhanced through the development of a worldwide Internet community of subscribers and a high margin revenue stream. Thus far, as evidenced by acquiring more than 250,000 subscribers in less than 45 days, Fusion is achieving significant success in its efforts to establish a worldwide Internet community of users. The Company has commenced efforts to sell fee-based, value added features and services to its existing subscriber base via online and physical distribution channels throughout the world.

Two recently announced paid services are efoOut, which allows members to call any out of network landline or mobile phone; and efoLink, which allows subscribers, from the Efonica website, to schedule and trigger a call between any two landline or mobile phones, an innovative and useful service for people on the go, particularly business travelers.

“Now that Efonica has experienced a very rapid adoption rate, we are concentrating on enhancing the customer experience and further developing our suite of innovative paid service offerings. We are also focusing on implementing marketing strategies to encourage our existing free subscribers to purchase Efonica’s paid services and expanding our online and physical distribution partnerships worldwide to help drive the sale of our paid service offerings,” added Roger Karam, President of Fusion’s VoIP Division.

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 50 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.